--------------------------------------------------------------------------------
                                BIG FLOWER HOLDINGS, INC.
                                AND SUBSIDIARIES SAVINGS
                                PLUS 401(K) PLAN

                                Financial Statements as of December 31, 1998 and 1997 and for the Year Ended December 31, 1998, Supplemental Schedules for the Year Ended December 31, 1998 and Independent Auditors' Report

BIG FLOWER HOLDINGS, INC. AND SUBSIDIARIES
SAVINGS PLUS 401(K) PLAN

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                                              PAGE
INDEPENDENT AUDITORS' REPORT                                                                    1

FINANCIAL STATEMENTS:

   Statements of Net Assets Available for Benefits as of December 31, 1998 and 1997             2

   Statement of Changes in Net Assets Available for Benefits for the Year Ended
     December 31, 1998                                                                          3

   Notes to Financial Statements                                                              4-13

SUPPLEMENTAL SCHEDULES:

   Item 27a - Schedule of Assets Held for Investment Purposes as of December 31, 1998         14-15

   Item 27d - Schedule of Reportable Transactions for the Year Ended December 31, 1998         16



INDEPENDENT AUDITORS' REPORT


To the Plan Administrator and Participants of
Big Flower Holdings, Inc. and Subsidiaries
Savings Plus 401(k) Plan:

We have audited the accompanying statements of net assets available for benefits of the Big Flower Holdings, Inc. and Subsidiaries Savings Plus 401(k) Plan (the "Plan") as of December 31, 1998 and 1997, and the statement of changes in net assets available for benefits for the year ended December 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1998 and 1997, and the changes in net assets available for benefits for the year ended December 31, 1998 in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of (1) assets held for investment purposes as of December 31, 1998 and (2) reportable transactions for the year ended December 31, 1998 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules are the responsibility of the Plan's management. Such supplemental schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.



June 18, 1999

BIG FLOWER HOLDINGS, INC. AND SUBSIDIARIES
SAVINGS PLUS 401(K) PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
AS OF DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                   1998          1997
ASSETS:

  Investments :
    Investments at fair value                  $58,756,596   $41,554,311
    Loans to participants                        3,750,208     2,386,428
                                               -----------   -----------
        Total investments                       62,506,804    43,940,739
                                               -----------   -----------
  Receivables:
    Employee contributions                         784,051       552,747
    Employer contributions                         582,595       333,607
                                               -----------   -----------

        Total receivables                        1,366,646       886,354
                                               -----------   -----------

NET ASSETS AVAILABLE FOR BENEFITS              $63,873,450   $44,827,093
                                               -----------   -----------
                                               -----------   -----------



See notes to financial statements.

BIG FLOWER HOLDINGS, INC. AND SUBSIDIARIES
SAVINGS PLUS 401(K) PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------


ADDITIONS:
  Investment income:
    Net appreciation in fair value of investments               $ 8,110,883
    Interest income                                                 680,050
                                                                -----------

          Total investment income                                 8,790,933
                                                                -----------
  Contributions:
    Employee                                                     10,997,111
    Employer                                                      2,565,744
                                                                -----------

          Total contributions                                    13,562,855
                                                                -----------

          Total additions                                        22,353,788

DEDUCTIONS:
  Distributions to participants and beneficiaries                 3,307,431
                                                                -----------

NET INCREASE                                                     19,046,357

NET ASSETS AVAILABLE FOR BENEFITS
  Beginning of year                                              44,827,093
                                                                -----------

  End of year                                                   $63,873,450
                                                                -----------
                                                                -----------



See notes to financial statements.

BIG FLOWER HOLDINGS, INC. AND SUBSIDIARIES
SAVINGS PLUS 401(K) PLAN

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.    PLAN DESCRIPTION AND RELATED INFORMATION

      Organization of the Plan - Big Flower Holdings, Inc. and Subsidiaries (the "Company") Savings Plus 401(k) Plan (the "Plan"), formerly the Treasure Chest Advertising Company, Inc. Savings Plus 401(k) Plan, is a defined contribution plan. The Plan was established in July 1990 and amended and restated effective January 1, 1994. The Plan covers eligible employees credited with three months of service and at least 18 years of age.

      Plan Document - Plan provisions regarding participation, vesting, distributions, allocations, withdrawals and forfeitures are described in the summary plan description, which is available to all participants. The following brief description of the Plan is provided for general information purposes only and is qualified in its entirety by the Plan Document. Participants should refer to the Plan Document for more complete information.

      Participant Accounts - Separate accounts are maintained for each participant. Each participant's account is credited with the participant's pre-tax contributions and Company matching contributions, discretionary profit sharing contributions (should the Company elect), and investment earnings and losses. These amounts are invested in any of the available investment funds, including a Company common stock fund, as directed by the participant. Allocations of plan earnings are based on participant account balances.

      Vesting - Participants are immediately vested in their elective contributions plus actual earnings thereon. Company matching contributions are vested 100% in their entirety after the participant has attained at least five years of credited service. Forfeitures of non-vested matching contributions are used to reduce the Company's future matching contributions and any profit sharing contributions. Participants shall at all times have a nonforfeitable right to the vested amounts of their accounts.

      Plan Administration - All assets of the Plan are held and managed by a trustee and an independent custodian. Investments are participant directed. The custodian executes participant investment orders. All other matters with respect to the Plan are administered by a committee whose members are appointed by the Board of Directors of Treasure Chest Advertising Company, Inc. (the "Administrative Committee").

      Payment of Benefits - A participant's plan benefits may be distributed at retirement, death, disability, age 59 1/2, termination of employment (if the participant no longer wishes to continue in the Plan) or proven financial hardship, as approved by the Administrative Committee. Such benefits will normally be paid in a lump sum.

2.    SIGNIFICANT ACCOUNTING POLICIES

      Investments - Investments in all funds, except the Guaranteed Certificate funds and participant loans, are presented at fair value, based on the quoted market prices of the underlying securities within each fund. The Guaranteed Certificate funds are presented at contract value, which represents the accumulated contributions plus accrued net earnings, less distributions. The crediting interest rate on the contracts held by the Guaranteed Certificate funds range from 4.10% to 6.60% at December 31, 1998 and 1997. Participant loans are valued at cost which approximates fair value. Purchases and sales are recorded on a trade date basis. Interest income is recorded on the accrual basis.

      Net appreciation in fair value of investments includes realized and unrealized gains and losses on investments sold or held during the year.

      Benefits - Benefits are recorded in the accompanying financial statements when paid. The benefits payable to terminated participants are not reflected in the accompanying financial statements. Net assets available for plan benefits at December 31, 1998 include $756,000 for participants who have withdrawn from the plan but have not yet been paid their vested benefits.

      Plan Expenses - Accounting and administrative fees are paid out of plan assets unless paid by the Company. The Company paid all accounting and administrative fees of the Plan for the year ended December 31, 1998.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Concentrations of Credit Risk - The Plan's financial instruments that are exposed to concentrations of credit risk consist primarily of cash, cash equivalents and mutual fund investments. The Plan's cash, cash equivalents and mutual fund investments are held in a segregated account administered by the Plan's custodian, Great-West Life & Annuity Insurance Company.

3.    PLAN FUNDING

      Participants may annually contribute from 1% to 15% of their gross salaries to the Plan, up to a maximum amount as established under the Internal Revenue Code ("IRC"). Participants may adjust their contribution percentages four times a year, or at such other times determined by the Administrative Committee. In addition, participants may, at the discretion of the Administrative Committee, deposit rollover amounts from other plans into the Plan. The Company will contribute a matching contribution equal to 50% of the first 3% of salary which each participant contributes.

4.    LOANS TO PARTICIPANTS

      Active participants may obtain loans from their accounts with the consent of the Administrative Committee. The repayment period of such loans cannot exceed five years unless the proceeds are used to purchase the participant's principal residence, in which case longer terms, up to fifteen years, are allowed. Interest rates are established by the Administrative Committee at a rate equal to a bank's prime rate plus 1%, which equaled 9.00% and 8.50% at December 31, 1998 and 1997, respectively.

      The aggregate principal balance of loans outstanding to a participant may not exceed the lesser of (i) $50,000 or (ii) one-half of the participant's vested accrued benefit. Loans cannot be less than $1,000. All loans are secured by an assignment of a security interest in the participant's account.

5.    TAX STATUS

      The Plan obtained its latest determination letter on May 31, 1996, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of IRC Section 401. The Plan has been amended since receiving the determination letter. In 1995, the Plan's sponsor became aware of certain technical deficiencies in the operation of the Plan. In November 1995, the Plan entered into the Voluntary Compliance Review Program ("VCR Program") established by the Internal Revenue Service as a method of bringing the operation of the Plan into compliance with the law for the 1990 through 1994 Plan years. The Company has made the corrective actions required by the VCR Program for those years. Additionally, in November 1998, the Plan entered into the VCR Program for additional operational defects occurring in the 1995 - 1998 Plan years. The Company intends to make the corrective actions required by the VCR Program for those years and intends that the Plan will continue to maintain its tax qualification.

6.    INVESTMENTS

      The following table presents the fair value of investments. Investments that represent 5% or more of the Plan's net assets available for plan benefits are separately identified.


                                                                                     DECEMBER 31,
                                                                         -----------------------------------
                                                                              1998                  1997
Investments at fair value as determined by the custodian based on market prices of underlying assets in the funds invested:
  Bond funds                                                             $  1,853,009          $  1,555,614
  Money market funds:
    Money Market Fund I                                                       584,461               638,723
    Money Market Fund II                                                    3,513,810  *          2,357,883  *
  Equity funds:
    Aggressive Growth Fund I                                                6,596,259  *          3,869,917  *
    Aggressive Growth Fund II                                               3,301,664  *          2,881,689  *
    Growth Fund II                                                          9,401,263  *          7,192,397  *
    Other equity funds                                                     14,473,509             9,502,496
  Mutual funds:
    Profile Series I                                                        4,059,755  *          2,429,163  *
    Profile Series II                                                       4,432,712  *          2,774,644  *
    Other profile series                                                    2,967,834             1,755,169
   Big Flower Holdings, Inc. Common Stock                                     265,654                98,391
Investments at estimated value:
  Other investments:
    Guaranteed Certificate Fund 36m                                         6,773,355  *          6,084,645  *
    Other investments                                                         533,311               413,580
    Loans to participants                                                   3,750,208  *          2,386,428  *
                                                                         ------------          ------------
Total investments                                                        $ 62,506,804          $ 43,940,739
                                                                         ------------          ------------
                                                                         ------------          ------------



      * Represents investments that exceed 5% of Plan assets.

      7. INVESTMENTS OPTIONS

      The plan allows a variety of funds in which to invest. Set forth below is a brief description of these funds. Participants should review each particular fund's prospectus prior to investing. The descriptions set forth below are qualified in their entirety by the particular prospectus.

      Bond Funds - Funds are invested in corporate or government bonds with different interest rates and maturity periods. The available options are as follows:

                  I.       Maxim U.S. Government Mortgage Securities Portfolio
                  II.      Maxim Investment Grade Corporate Bond Portfolio
                  III.     Maxim Corporate Bond Portfolio
                  IV.      Putnam Global Governmental Income Portfolio
                  V.       Maxim Short-Term Maturity Bond Portfolio

      Guaranteed Certificate Funds - Similar to certificates of deposit and guaranteed by the Great-West Life and Annuity Insurance Company, these Funds are credited daily with interest earned until maturity.

      Aggressive Growth Funds - Investments are made in the common stocks of companies that are considered undervalued or present growth possibilities. The available options are as follows:

                  I.       Twentieth Century Ultra Investors Fund
                  II.      AIM Constellation Fund
                  III.     Maxim Small-Cap Index Portfolio
                  IV.      Maxim Growth Index Portfolio
                  V.       Maxim Small-Cap Aggressive Growth Portfolio

      Growth Funds - Funds are generally invested in common stocks of medium or large companies that offer growth potential. The available options are as follows:

                  I.       Fidelity Advisor Growth Opportunities Fund
                  II.      Orchard Index 500 Fund
                  III.     AIM Weingarten Fund
                  IV.      Maxim Small-Cap Value Portfolio

      Growth & Income Funds - These funds invest in large companies with stable histories, offering opportunities for both long term growth and current income through bonds and dividend-paying stock. The available options are as follows:

                  I.       Maxim Total Return Portfolio
                  II.      AIM Charter Fund
                  III.     Maxim Value Index Portfolio
                  IV.      Putnam Fund for Growth & Income
                  V.       Fidelity Advisor Equity Income Fund

      International Funds - These Funds invest in large international companies that offer growth potential. These available options are as follows:

                  I.       Putnam Global Growth Fund
                  II.      Maxim Foreign Equity Portfolio
                  III.     Fidelity Advisor Overseas Fund

      Money Market Fund I - Formally known as the Daily Interest Guaranteed Fund, amounts are invested in short term money market securities not to exceed 13 months, except for U.S. governmental securities which are limited to 25 months. Interest earned in this fund is guaranteed not to fall below 4.0% per annum. As of July 1, 1993, this fund was closed to new participants, although existing participants may continue to contribute.

      Money Market Fund II - Formally named the Maxim Money Market Portfolio, amounts are invested in short term money market securities with maturities not to exceed 13 months, except for U.S. governmental securities which are limited to 25 months.

      Mutual Funds - These Funds are invested throughout the above Funds in various combinations to provide a diversified group of securities.

                  I.       Profile Series I
                  II.      Profile Series II
                  III.     Profile Series III
                  IV.      Profile Series IV
                  V.       Profile Series V

      Big Flower Holdings, Inc. Common Stock -These funds are invested in the common stock of the Company.

8.    PLAN TERMINATION

      Although it has not expressed any intention to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974. In the event of the Plan's termination, participants will become 100% vested in their accounts.

9.    INVESTMENT INFORMATION BY FUND

      Significant components of the changes in net assets for each investment option, which include investment appreciation and earnings, contributions and distributions, and, additionally, net assets available for benefits for each investment option are as follows for the year ended December 31, 1998:


                                                1998
Net appreciation (depreciation):
  Aggressive Growth Fund I                 $ 1,514,759
  Aggressive Growth Fund II                    544,660
  Aggressive Growth Fund III                    (1,676)
  Aggressive Growth Fund IV                    357,792
  Aggressive Growth Fund V                     (18,806)
  Bond Fund I                                   42,494
  Bond Fund II                                  20,408
  Bond Fund III                                 15,251
  Bond Fund IV                                   5,679
  Bond Fund V                                    4,337
  Big Flower Holdings, Inc. Common Stock       (27,896)
  Growth Fund I                                321,560
  Growth Fund II                             2,048,232
  Growth Fund III                              493,562
  Growth Fund IV                                17,645
  Growth & Income Fund I                        62,813
  Growth & Income Fund II                      333,055
  Growth & Income Fund III                     151,058
  Growth & Income Fund IV                      193,760
  Growth & Income Fund V                        50,446
  International Fund I                         327,622
  International Fund II                         17,691
  International Fund III                        16,499
  Money Market Fund II                         138,675
  Profile Series I                             596,701
  Profile Series II                            583,160
  Profile Series III                           229,879
  Profile Series IV                             50,052
  Profile Series V                              21,471
                                           -----------
Total                                      $ 8,110,883
                                           -----------
                                           -----------



Interest income:
  Guaranteed Certificate Fund 36m            $332,242
  Guaranteed Certificate Fund 60m              11,787
  Guaranteed Certificate Fund 84m              15,034
  Money Market Funds                           16,112
  Loans to Participants                       304,875
                                             --------
Total                                        $680,050
                                             --------
                                             --------



                                                1998
Employee contributions:
  Guaranteed Certificate Fund 36m          $   641,912
  Guaranteed Certificate Fund 60m               49,683
  Guaranteed Certificate Fund 84m               57,170
  Aggressive Growth Fund I                   1,113,669
  Aggressive Growth Fund II                    596,625
  Aggressive Growth Fund III                   118,562
  Aggressive Growth Fund IV                    394,425
  Aggressive Growth Fund V                     313,209
  Bond Fund I                                  141,234
  Bond Fund II                                  55,676
  Bond Fund III                                167,956
  Bond Fund IV                                  41,237
  Bond Fund V                                   16,651
  Big Flower Holdings, Inc. Common Stock       164,953
  Growth Fund I                                358,167
  Growth Fund II                               804,216
  Growth Fund III                              355,325
  Growth Fund IV                                86,983
  Growth & Income Fund I                        84,510
  Growth & Income Fund II                      227,136
  Growth & Income Fund III                     339,365
  Growth & Income Fund IV                      328,606
  Growth & Income Fund V                       134,013
  International Fund I                         374,412
  International Fund II                         58,635
  International Fund III                        73,927
  Money Market Fund II                         638,073
  Profile Series I                           1,242,735
  Profile Series II                          1,185,083
  Profile Series III                           551,690
  Profile Series IV                            186,014
  Profile Series V                              95,259
                                           -----------
Total                                      $10,997,111
                                           -----------
                                           -----------



                                                1998
Employer contributions:
  Guaranteed Certificate Fund 36m          $   250,061
  Guaranteed Certificate Fund 60m               12,142
  Guaranteed Certificate Fund 84m               15,178
  Aggressive Growth Fund I                     251,646
  Aggressive Growth Fund II                    160,456
  Aggressive Growth Fund III                    28,347
  Aggressive Growth Fund IV                     87,583
  Aggressive Growth Fund V                      72,126
  Bond Fund I                                   41,449
  Bond Fund II                                  14,564
  Bond Fund III                                 28,649
  Bond Fund IV                                   6,587
  Bond Fund V                                    5,123
  Big Flower Holdings, Inc. Common Stock        26,384
  Growth Fund I                                 80,498
  Growth Fund II                               232,339
  Growth Fund III                               78,417
  Growth Fund IV                                12,633
  Growth & Income Fund I                        22,039
  Growth & Income Fund II                       59,223
  Growth & Income Fund III                      66,829
  Growth & Income Fund IV                       75,931
  Growth & Income Fund V                        20,327
  International Fund I                          79,795
  International Fund II                         16,428
  International Fund III                        15,733
  Money Market Fund II                         217,257
  Profile Series I                             282,635
  Profile Series II                            294,725
  Profile Series III                           135,042
  Profile Series IV                             35,445
  Profile Series V                              22,888
                                           -----------
                                             2,748,479
  Less forfeitures applied                    (182,735)
                                           -----------
Total                                      $ 2,565,744
                                           -----------
                                           -----------




                                                       1998
Distributions to participants and beneficiaries:
  Guaranteed Certificate Fund 36m                  $   324,080
  Guaranteed Certificate Fund 60m                       58,301
  Guaranteed Certificate Fund 84m                       12,450
  Money Market Fund I                                   36,885
  Aggressive Growth Fund I                             294,533
  Aggressive Growth Fund II                            266,963
  Aggressive Growth Fund III                            10,198
  Aggressive Growth Fund IV                             67,742
  Aggressive Growth Fund V                              22,979
  Bond Fund I                                           87,730
  Bond Fund II                                           7,996
  Bond Fund III                                         74,794
  Bond Fund IV                                           9,144
  Bond Fund V                                            3,540
  Big Flower Holdings, Inc. Common Stock                 1,514
  Growth Fund I                                        183,903
  Growth Fund II                                       355,908
  Growth Fund III                                       99,119
  Growth Fund IV                                        17,640
  Growth & Income Fund I                                18,599
  Growth & Income Fund II                               67,723
  Growth & Income Fund III                              35,290
  Growth & Income Fund IV                              107,163
  Growth & Income Fund V                                 3,089
  International Fund I                                  83,357
  International Fund II                                 17,048
  International Fund III                                 6,746
  Money Market Fund II                                 490,008
  Profile Series I                                     223,335
  Profile Series II                                    104,896
  Profile Series III                                   137,854
  Profile Series IV                                     34,008
  Profile Series V                                      29,440
  Loans to Participants                                 89,038
                                                   -----------
                                                     3,383,013
  Less forfeitures                                     (75,582)
                                                   -----------
Total                                              $ 3,307,431
                                                   -----------
                                                   -----------



                                                            1998           1997
Net assets available for plan benefits (end of year):
  Guaranteed Certificate Fund 36m                       $ 6,880,267   $ 6,177,882
  Guaranteed Certificate Fund 60m                           230,584       187,025
  Guaranteed Certificate Fund 84m                           316,955       236,357
  Money Market Fund I                                       584,461       638,723
  Aggressive Growth Fund I                                6,728,494     3,947,790
  Aggressive Growth Fund II                               3,367,644     2,942,453
  Aggressive Growth Fund III                                365,320       228,134
  Aggressive Growth Fund IV                               1,717,128       665,113
  Aggressive Growth Fund V                                1,005,043     1,000,540
  Bond Fund I                                               686,384       684,331
  Bond Fund II                                              354,011       270,606
  Bond Fund III                                             523,027       390,541
  Bond Fund IV                                              147,389       138,043
  Bond Fund V                                               186,078       103,793
  Big Flower Holdings, Inc. Common Stock                    281,813       100,695
  Growth Fund I                                           1,768,583     1,258,962
  Growth Fund II                                          9,503,363     7,261,629
  Growth Fund III                                         2,135,027     1,317,372
  Growth Fund IV                                            245,699       140,809
  Growth & Income Fund I                                    474,029       333,882
  Growth & Income Fund II                                 1,638,580     1,154,221
  Growth & Income Fund III                                1,448,267       889,904
  Growth & Income Fund IV                                 1,534,632     1,123,755
  Growth & Income Fund V                                    443,183       200,127
  International Fund I                                    1,618,999     1,051,816
  International Fund II                                     203,238       201,803
  International Fund III                                    227,577       151,238
  Money Market Fund II                                    3,618,791     2,422,513
  Profile Series I                                        4,206,145     2,525,216
  Profile Series II                                       4,600,980     2,875,174
  Profile Series III                                      2,098,306     1,324,555
  Profile Series IV                                         600,392       338,751
  Profile Series V                                          382,853       156,912
  Loans to Participants                                   3,750,208     2,386,428
                                                        -----------   -----------
Total                                                   $63,873,450   $44,827,093
                                                        -----------   -----------
                                                        -----------   -----------






                                   * * * * * *

BIG FLOWER HOLDINGS, INC. AND SUBSIDIARIES
SAVINGS PLUS 401(K) PLAN

ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AS OF DECEMBER 31, 1998

--------------------------------------------------------------------------------------------------------------------------------
 (a)              (b)                                      (c)                                    (d)                (e)
                                               Description of Investments,
                                                Including Maturity Date,
        Identity of Issue, Borrower,           Rate of Interest, Collateral,                                        Current
          Lessor or Similar Party                 Par or Maturity Value                           Cost               Value

       BOND FUNDS
  *    Great-West Life & Annuity Ins. Co.          Bond Fund I                                 $  638,062          $  663,728
  *    Great-West Life & Annuity Ins. Co.          Bond Fund II                                   334,843             348,666
  *    Great-West Life & Annuity Ins. Co.          Bond Fund III                                  511,065             511,010
  *    Great-West Life & Annuity Ins. Co.          Bond Fund IV                                   143,406             147,272
  *    Great-West Life & Annuity Ins. Co.          Bond Fund V                                    179,999             182,333
                                                                                               ----------          ----------
                 Total Bond Funds                                                               1,807,375           1,853,009
                                                                                               ----------          ----------

       OTHER INVESTMENTS

  *    Great-West Life & Annuity Ins. Co.          Guaranteed Certificate Fund 36m              6,773,355           6,773,355
  *    Great-West Life & Annuity Ins. Co.          Guaranteed Certificate Fund 60m                226,043             226,043
  *    Great-West Life & Annuity Ins. Co.          Guaranteed Certificate Fund 84m                307,268             307,268
                                                                                               ----------          ----------
                 Total Other Investments                                                        7,306,666           7,306,666
                                                                                               ----------          ----------

       EQUITY FUNDS

  *    Great-West Life & Annuity Ins. Co.          Aggressive Growth Fund I                     5,710,999           6,596,259
  *    Great-West Life & Annuity Ins. Co.          Aggressive Growth Fund II                    3,072,463           3,301,664
  *    Great-West Life & Annuity Ins. Co.          Aggressive Growth Fund III                     371,822             351,407
  *    Great-West Life & Annuity Ins. Co.          Aggressive Growth Fund IV                    1,413,938           1,665,285
  *    Great-West Life & Annuity Ins. Co.          Aggressive Growth Fund V                     1,031,686             971,600
  *    Great-West Life & Annuity Ins. Co.          Growth Fund I                                1,527,013           1,730,001
  *    Great-West Life & Annuity Ins. Co.          Growth Fund II                               8,327,960           9,401,263
  *    Great-West Life & Annuity Ins. Co.          Growth Fund III                              1,789,210           2,097,919
  *    Great-West Life & Annuity Ins. Co.          Growth Fund IV                                 231,438             239,272
  *    Great-West Life & Annuity Ins. Co.          Growth & Income Fund I                         435,425             462,692
  *    Great-West Life & Annuity Ins. Co.          Growth & Income Fund II                      1,404,427           1,609,943
  *    Great-West Life & Annuity Ins. Co.          Growth & Income Fund III                     1,356,255           1,412,416
  *    Great-West Life & Annuity Ins. Co.          Growth & Income Fund IV                      1,410,864           1,494,420
  *    Great-West Life & Annuity Ins. Co.          Growth & Income Fund V                         407,275             430,321
  *    Great-West Life & Annuity Ins. Co.          International Fund I                         1,418,058           1,583,585
  *    Great-West Life & Annuity Ins. Co.          International Fund II                          211,522             203,114
  *    Great-West Life & Annuity Ins. Co.          International Fund III                         228,427             221,534
                                                                                               ----------          ----------
                  Total Equity Funds                                                           30,348,782          33,772,695
                                                                                               ----------          ----------



*  Investments with a party-in-interest.

BIG FLOWER HOLDINGS, INC. AND SUBSIDIARIES
SAVINGS PLUS 401(K) PLAN

ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES (CONTINUED)

---------------------------------------------------------------------------------------------------------------------------------

 (a)              (b)                                        (c)                                 (d)                (e)
                                                 Description of Investments,
                                                 Including Maturity Date,
         Identity of Issue, Borrower,          Rate of Interest, Collateral,                                      Current
           Lessor or Similar Party                 Par or Maturity Value                        Cost               Value

       MONEY MARKET FUNDS
  *    Great-West Life & Annuity Ins. Co.          Money Market Fund I                            584,461            584,461
  *    Great-West Life & Annuity Ins. Co.          Money Market Fund II                         3,428,228          3,513,810
                                                                                             ------------       ------------
                  Total Money Market Funds                                                      4,012,689          4,098,271
                                                                                             ------------       ------------
       MUTUAL FUNDS

  *    Great-West Life & Annuity Ins. Co.          Profile Series I                             3,776,728          4,059,755
  *    Great-West Life & Annuity Ins. Co.          Profile Series II                            4,157,090          4,432,712
  *    Great-West Life & Annuity Ins. Co.          Profile Series III                           1,908,656          2,019,668
  *    Great-West Life & Annuity Ins. Co.          Profile Series IV                              551,636            578,804
  *    Great-West Life & Annuity Ins. Co.          Profile Series V                               353,552            369,362
                                                                                             ------------       ------------
                 Total Mutual Funds                                                            10,747,662         11,460,301
                                                                                             ------------       ------------
       COMMON STOCK

  *    Big Flower Holdings, Inc.                                                                  291,656            265,654
                                                                                             ------------       ------------


  *      Loans to Participants                     Loans to Participants, interest                                 3,750,208
                                                      rates ranging from 7.0% to  10.0%,                          ----------
                                                      maturities ranging from 1 to
                                                      5 years (up to 15 years for
                                                      home purchases)

       Total Investments                                                                     $ 54,514,830       $ 62,506,804
                                                                                             ------------       ------------
                                                                                             ------------       ------------


*  Investments with a party-in-interest.

BIG FLOWER HOLDINGS, INC. AND SUBSIDIARIES
SAVINGS PLUS 401(K) PLAN

ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED DECEMBER 31, 1998

-----------------------------------------------------------------------------------------------------------------------------------

SERIES OF TRANSACTIONS, WHEN AGGREGATED, INVOLVING AMOUNTS IN
EXCESS OF 5% OF THE VALUE OF PLAN ASSETS


                 (a)                                (b)                      (c)              (d)         (g)           (i)
                                            Description of Asset
                                        (Including Interest Rate and      Purchase          Selling       Cost of      Net Gain
     Identity of Party Involved           Maturity in Case of Loan)         Price            Price         Asset       or (Loss)
Great West Life & Annuity Ins. Co.        Aggressive Growth Fund I      $ 12,352,615
Great West Life & Annuity Ins. Co.        Aggressive Growth Fund I                        $ 11,141,042  $  9,768,063  $  1,372,979

Great West Life & Annuity Ins. Co.        Aggressive Growth Fund II        7,220,737
Great West Life & Annuity Ins. Co.        Aggressive Growth Fund II                          7,345,732     6,633,803       711,929

Great West Life & Annuity Ins. Co.        Aggressive Growth Fund V         2,896,236
Great West Life & Annuity Ins. Co.        Aggressive Growth Fund V                           2,884,608     2,703,241       181,367

Great West Life & Annuity Ins. Co.        Growth Fund I                    3,509,360
Great West Life & Annuity Ins. Co.        Growth Fund I                                      3,334,764     2,899,952       434,812

Great West Life & Annuity Ins. Co.        Growth Fund II                  18,240,807
Great West Life & Annuity Ins. Co.        Growth Fund II                                    18,080,473    14,890,102     3,190,371

Great West Life & Annuity Ins. Co.        Growth Fund III                  3,914,785
Great West Life & Annuity Ins. Co.        Growth Fund III                                    3,604,749     3,119,745       485,004

Great West Life & Annuity Ins. Co.        Growth & Income Fund II          3,140,019
Great West Life & Annuity Ins. Co.        Growth & Income Fund II                            2,996,966     2,609,384       387,582

Great West Life & Annuity Ins. Co.        Growth & Income Fund III         3,279,943
Great West Life & Annuity Ins. Co.        Growth & Income Fund III                           2,893,311     2,669,143       224,168

Great West Life & Annuity Ins. Co.        Growth & Income Fund IV          3,332,964
Great West Life & Annuity Ins. Co.        Growth & Income Fund IV                            3,128,796     2,832,699       296,097

Great West Life & Annuity Ins. Co.        International Fund I             3,008,987
Great West Life & Annuity Ins. Co.        International Fund I                               2,779,488     2,490,882       288,606

Great West Life & Annuity Ins. Co.        Money Market Fund II             8,293,201
Great West Life & Annuity Ins. Co.        Money Market Fund II                               7,172,585     7,014,912       157,673

Great West Life & Annuity Ins. Co.        Profile Series I                 8,049,838
Great West Life & Annuity Ins. Co.        Profile Series I                                   7,015,944     6,394,341       621,603

Great West Life & Annuity Ins. Co.        Profile Series II                8,449,904
Great West Life & Annuity Ins. Co.        Profile Series II                                  7,375,102     6,667,942       707,160

Great West Life & Annuity Ins. Co.        Profile Series III               3,994,625
Great West Life & Annuity Ins. Co.        Profile Series III                                 3,482,846     3,199,848       282,998
